Exhibit 99.1

Novan Bolsters Commercialization Expertise with Election of Steven D. Skolsky to Board of Directors

– Recognized healthcare and life science industry leader with over 35 years of international product development, strategy and commercialization experience –

MORRISVILLE, N.C. – March 2, 2021 – Novan, Inc. (“the Company” or “Novan”) (Nasdaq: NOVN), today announced the election of Steven D. Skolsky to its Board of Directors.

Mr. Skolsky is a well-established senior executive with over 35 years of experience in healthcare and the life sciences in both private and public sectors. Over the course of his career, he has amassed expertise spanning all facets of the biopharmaceutical and healthcare services industry from research and early-stage discovery to product development and commercialization.

“Electing Steve to our board, a leader in the industry with a successful track record in commercialization, marketing strategy, and multiple successful product launches, is invaluable. As we quickly approach a targeted data readout in our pivotal Phase 3 B-SIMPLE4 study, it is important for us to start planning for success and the potential commercialization of SB206 for the treatment of molluscum. We look forward to leveraging Steve’s insights as we continue to advance the Company and build near and long-term shareholder value,” commented Paula Brown Stafford, President and Chief Executive Officer of Novan.

Mr. Skolsky currently serves as the founding Principal of Expis Partners, a strategic consulting firm to the biotech, pharmaceutical, life science and clinical services community, with a focused expertise in commercialization, marketing strategy, drug development, operations, strategic planning and corporate and business development. From 2011-2016, Mr. Skolsky held senior executive roles at Quintiles Transnational Holdings, Inc. (now IQVIA), most recently as Senior Vice President & Managing Director and previously, Senior Vice President and Head of Global Clinical Operations. Prior to joining Quintiles, he served as the President and Chief Executive Officer of Sequoia Pharmaceuticals Inc. and previously, Chief Executive Officer of Trimeris Inc. While at Trimeris, Mr. Skolsky expanded use and adoption of a novel HIV fusion inhibitor (Fuzeon®) to deliver a 10-fold increase in world-wide sales of $266M and ultimately transforming the business from a perennially loss making enterprise to one of sustained profitability.

Prior to that, Mr. Skolsky served for more than 20 years at GlaxoSmithKline plc (“GSK”) where he held a number of positions including senior leadership roles as Managing Director of GSK’s operations in Australia and New Zealand. As Senior Vice President, Global Product Strategy and Clinical Development at GSK, Mr. Skolsky was responsible for optimizing its clinical-commercial interface to deliver 59 product submissions and 42 regulatory approvals while developing launch platforms for 10 global product launches and increasing new product portfolio value by developing and implementing strategic clinical development plans, product line extension and life cycle management plans.

“I am excited to be joining Novan at this pivotal time for the Company. I believe they have the potential to address a significant unmet need in the treatment of molluscum contagiosum and I look forward to working closely with the management team as the Company advances towards potentially becoming a commercial-stage company,” added Mr. Skolsky.

In addition to joining the Novan Board, Mr. Skolsky serves on the Boards of Directors of Basilea Pharmaceutica, a Swiss-based biotech company, Clinipace Clinical Research, Elligo Health Research, The Foundation Board of University of North Carolina at Chapel Hill’s Kenan Flagler Business School, The Board of Visitors of UNC-Chapel Hill and The Lineberger Cancer Center. Mr. Skolsky holds a B.A. in Biology from UNC-Chapel Hill.

About Novan

Novan, Inc. is a clinical development-stage biotechnology company focused on leveraging its proprietary nitric oxide (NO) based technology platform, NITRICIL™ to generate macromolecular New Chemical Entities (NCEs) to treat multiple indications in dermatology, men’s and women’s health, infectious diseases and gastroenterology conditions with significant unmet needs. The Company’s lead product candidate, SB206, a topical antiviral gel, for the treatment of molluscum contagiosum, is currently being evaluated in the B-SIMPLE4 pivotal Phase 3 clinical study. The Company believes that SB206 as a topical, at-home, caregiver-applied therapy with a rapid treatment benefit, if approved, would address an important patient-care need for the treatment of molluscum.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “target,” “anticipate,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the potential therapeutic value of the Company’s NITRICIL™ platform technology, the Company’s pharmaceutical development of nitric oxide-releasing product candidates, the Company’s intention to advance development and potential commercialization of certain product candidates, including the timing and progress of our Phase 3 program to evaluate SB206 for the treatment of molluscum and the timing of anticipated topline results. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, any operational or other disruptions as a result of the COVID-19 pandemic, including any delays or disruptions to the conduct of the B-SIMPLE4 study; risks and uncertainties in the clinical development process, including, among others, length, expense, ability to enroll patients, potential for delays or other impacts, whether as a result of the COVID-19 pandemic or other factors, and that results of earlier research and preclinical or clinical trials may not be predictive of results, conclusions or interpretations of later research activities or additional trials; risks related to the regulatory approval process, which is lengthy, time-consuming and inherently unpredictable, including the risk that the Company’s product candidates may not be approved or that additional studies may be required for approval or other delays may occur and that the Company may not obtain funding sufficient to complete the regulatory or development process; the Company’s ability to obtain additional funding or enter into strategic or other business relationships necessary or useful for the further development and potential commercialization of the Company’s product candidates; the risk that disruptions at the FDA or other agencies could cause such agencies to cancel or postpone meetings or otherwise impact the ability of such agencies to provide regulatory guidance or feedback or timely review and process the Company’s regulatory submissions, all of which could have a material adverse effect on the Company’s business; risks related to the manufacture of raw materials, including the Company’s active pharmaceutical ingredient, and drug product components utilized in clinical trial materials, including failure to transfer technology and processes to third parties effectively or failure of those third parties to obtain approval of and maintain compliance with the FDA or comparable regulatory authorities; the Company’s reliance on arrangements with third parties to support its operations and development efforts and the risk that such parties will not successfully carry out their contractual duties or meet expected deadlines; the risk that the Company may not be successful in commercializing any product candidate that receives regulatory approval if the Company is unable to establish sales, marketing and distribution capabilities for that product candidate; and other risks and uncertainties described in the Company’s annual report filed with the SEC on Form 10-K for the twelve months ended December 31, 2020, and in the Company’s subsequent filings with the SEC. Such forward-looking statements speak only as of the date of this press release and Novan disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

INVESTOR AND MEDIA CONTACT:

Jenene Thomas
JTC Team, LLC
833-475-8247
NOVN@jtcir.com
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